Exhibit 10.7

LOAN AND SECURITY MODIFICATION AGREEMENT

This Loan and Security Modification Agreement is entered into as of July 1, 2016 by and between WESTERN ALLIANCE BANK, as successor in interest to Bridge Bank, National Association (“Bank”), and CAREKINESIS, INC. (“CareKinesis”), TABULA RASA HEALTHCARE, INC., (“Parent”), CAREVENTIONS, INC., (“Careventions”), CAPSTONE PERFORMANCE SYSTEMS, LLC, (“Capstone”), J. A.  ROBERTSON, INC. (“Robertson”) and MEDLIANCE LLC (“Medliance”). Parent, CareKinesis, Careventions, Capstone, Robertson and Medliance are each referred to herein as a “Borrower”, and collectively, as the “Borrowers”.

1.                                      DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrowers to Bank, Borrowers are indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated April 29, 2015 by and between Borrowers and Bank, as may be amended from time to time (the “Loan and Security Agreement”).  Capitalized terms used without definition herein shall have the meanings assigned to them in the Loan and Security Agreement.

2.                                      DESCRIPTION OF CHANGE IN TERMS.

A.                                    Modification(s) to Loan and Security Agreement:

(1)                                 Any reference to Bridge Bank, NA or Bridge Bank, National Association is hereby modified to read as Western Alliance Bank, an Arizona corporation, as successor in interest to Bridge Bank, National Association.

(2)                                 The following definitions are added to Section 1.1:

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of one hundred percent (100%) of the equity interests of any Person or otherwise causing any Person to become a Subsidiary of a Borrower, or (c) a merger or consolidation or any other combination with another Person.

“First Amendment Date” means July 1, 2016.

“Liquidity Event” means any one of the following: (i) the sale or other disposition of all or substantially all of Borrowers’ assets (other than to another Borrower), (ii) a Change in Control, (iii) Parent’s underwritten initial public offering of its securities registered under the Securities Act of 1933, as amended, or (iv) the repayment of all Obligations (other than inchoate indemnity obligations) owing to Bank.

“Permitted Acquisition” means any Acquisition approved in writing by the Bank in its sole discretion; provided, that (a) no default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition, (b) the Target is in the same, similar or complimentary line of business as the Borrowers, (c) EBITDA of the Target is greater than $0, (d) the proposed Acquisition is consensual, (e) no Indebtedness will be incurred, assumed or would exist with respect to Parent and its Subsidiaries (including the Target) as a result of such Acquisition, other than Summit Lender Debt and Permitted Debt, and no Liens will be incurred, assumed, or would exist with respect to the assets of Parent and its Subsidiaries (including the Target) as a result of such Acquisition other than Permitted Liens, (f) the Parent Borrower will be in compliance with the financial covenants in Section 6.10 on a pro forma basis, (g) the Agent shall have received (i) at least 30 days prior to the consummation of the intended Acquisition, a description of the proposed

Acquisition, (ii) at least 20 days prior to the consummation of the intended Acquisition Agreement, pro forma consolidated projections with respect to the proposed Acquisition, historical financial information for the Target, due diligence materials prepared for any Borrower, a quality of earnings report (if obtained) and drafts of the acquisition agreement (together with all exhibits and schedules thereto and, to the extent required in the acquisition agreement, all required regulatory and third party approvals) and (iii) on or prior to the date the Acquisition is consummated, a certificate of a Responsible Officer of the Parent Borrower with reasonably detailed calculations of item (f) and attaching the executed acquisition agreement, (h) the Target is not organized or domiciled in any jurisdiction outside of the United States and (i) all actions required of the Target and the Borrowers by Section 6.12 shall be completed substantially concurrently with the consummation of the Acquisition.

“Summit Credit Agreement” means the Credit Agreement, dated as of July 1, 2016, as amended, amended and restated, supplemented or otherwise modified from time to time, among the Borrowers, the lenders party thereto from time to time and ABC Funding, LLC, as administrative agent and collateral agent.

“Summit Lender Debt” means “Lender Debt” as defined in the Summit Credit Agreement.

“Target” means any other Person or business unit or asset group or any other Person acquired or proposed to be acquired in an Acquisition.

(3)                                 The following definitions in Section 1.1 are amended and restated in their entirety to read as follows:

“Borrowing Base” means as of any date an amount equal to (a) (i) from the First Amendment Date through March 31, 2017, Borrowers’ trailing four (4) months of Monthly Recurring Revenue from Eligible Recurring Revenue Contracts as of the last day of the most recently completed month, or (ii) from April 1, 2017 onward, Borrowers’ trailing three (3) months of Monthly Recurring Revenue from Eligible Recurring Revenue Contracts as of the last day of the most recently completed month; multiplied by (b) the lesser of (i) one hundred percent (100%) or (ii) the MRR Retention Rate, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrowers; provided however that (x) clause (a) of the Borrowing Base definition may include rebate accrual receivables from Medliance’s Contracts, provided that such receivables are aged less than 180 days and aggregate amount to be included in the Borrowing Base from such Contracts does not exceed $1,500,000; and (y) that the aggregate amount of Monthly Recurring Revenue included in the Borrowing Base from Eligible Recurring Revenue Contracts with customers outside the United States shall not exceed 10% without Bank’s prior written consent; and provided further that the Borrowing Base may be revised from time to time by Bank following each Collateral audit or as Bank deems necessary in Bank’s reasonable judgment and upon notification thereof to Borrowers.

“EBITDA” means, for any period, the sum of (a) net income (or net loss) attributable to the Borrowers, but excluding net income (or net loss) attributable to non-controlling interests (calculated before extraordinary items) during such period, plus (b) the result of the following, in each case (unless otherwise indicated) to the extent included in determining such net income (or net loss): (i) interest expense (including that portion attributable to capital leases in accordance with GAAP and capitalized interest) during such period; plus (ii) income taxes accruing, paid or payable during such period; plus

(iii) depreciation and amortization expense; plus (iv) non-cash stock-compensation based expenses; plus (v) non-cash changes in respect of contingent consideration obligations (including to the extent accounted for as bonus or otherwise); plus (vi) gain or loss on the change in the fair value of warrant liability, plus (vii) cash payments made on the earnout obligations with respect to Borrowers’ acquisition of Medliance, plus (viii) losses on the extinguishment of Indebtedness; in each case in accordance with GAAP

“MRR Retention Rate” means as of the last day of each month (the “Measurement Date”), the ratio, expressed as a percentage, of (a)  average Monthly Recurring Revenue for the three (3) month period ending on the Measurement Date, to (b) average Monthly Recurring Revenue for the twelve (12) month period ending on the Measurement Date.

“Prime Rate” means the greater of three and one half percent (3.5%) or the Prime Rate published in the Money Rates section of the Western Edition of The Wall Street Journal, or such other rate of interest publicly announced from time to time by Bank as its Prime Rate.

“Revolving Line” means a credit extension of up to Twenty-Five Million Dollars ($25,000,000).

“Revolving Maturity Date” means the second anniversary of the First Amendment Date.

(4)                                 Clause (a) of the defined term “Eligible Recurring Revenue Contracts” is amended and restated in its entirety to read as follows:

(a)                                 Contracts with respect to any customer who has failed to pay to Borrowers more than twenty-five percent (25%) of the average monthly amount due to Borrowers under all of its Contracts within ninety (90) days from the invoice date;

(5)                                 Clause (g) of the defined term “Permitted Indebtedness” is amended by replacing “One Million Dollars ($1,000,000)” with “Two Million Dollars ($2,000,000)”.

(6)                                 The following is added as a new subsection (i) to the end of the defined term “Permitted Indebtedness”:

(i)                                     Summit Lender Debt.

(7)                                 The following is added as a new subsection (e) to the end of the defined term “Permitted Investments”:

(e)                                  Permitted Acquisitions.

(8)                                 Clause (c) of the defined term “Permitted Liens” is amended by replacing the phrase “Permitted Liens” with the phrase “Permitted Indebtedness”.

(9)                                 The following is added as a new subsection (e) to the end of the defined term “Permitted Liens”:

(e)                                  Liens securing the Summit Lender Debt.

(10)                          Section 2.5(a) is amended and restated in its entirety to read as follows:

(a)                                 Facility Fees.  On each of the First Amendment Date and on the first anniversary of the First Amendment Date, a fee with respect to the Revolving Facility equal to $62,500; and

(11)                          The following is added as a new subsection (c) to the end of Section 2.5:

(c)                                  Success Fee. On the occurrence of any Liquidity Event, a cash fee in the amount of $50,000 (in lieu of the issuance of a warrant to Bank on the First Amendment Date); it being acknowledged and agreed that Borrowers’ payment obligations hereunder shall survive the termination of the Agreement.

(12)                          The following is added after the end of the second sentence in Section 6.9:

Notwithstanding the foregoing, any payments received at a Borrower’s location shall be promptly deposited to the Cash Collateral Account using Bank’s Smart Deposit Express scanner.

(13)                          Section 6.10 is amended and restated in its entirety to read as follows:

6.10                        Financial Covenants

(a)                                 Minimum Liquidity. The amount of Borrowers’ unrestricted cash balances in its accounts at Bank plus amounts available for draw under the Revolving Facility shall be at least $3,000,000 at all times thereafter.

(b)                                 Mimium MRR Retention Rate. Borrowers shall maintain an MRR Retention Rate of at least ninety percent (90%), measured quarterly.

(c)                                  Minimum EBITDA. Borrowers’ quarterly EBITDA for quarter ending June 30, 2016 shall be at least $2,000,000; Borrowers’ quarterly EBITDA for quarter ending September 30, 2016 shall be at least $2,250,000; and Borrowers’ quarterly EBITDA for quarter ending December 31, 2016 and for each calendar quarter thereafter shall be at least $2,500,000.

(14)                          The following is added as a new clause (iii) to the end of Section 7.6:

and (iii) Parent may redeem shares of its preferred stock to the extent it is required to do so under its certificate of incorporation (as in effect on the First Amendment Date) and so long as such redemptions are fully funded with new cash proceeds received by Parent from the sale and issuance of its capital stock and/or Summit Lender Debt.

(15)                          Section 7.12 is amended and restated in its entirety to read as follows:

7.12                        Capital Expenditures. Make or contract to make, without Bank’s prior written consent, capital expenditures, including leasehold improvements, in any fiscal year in excess of $2,500,000 or incur liability for rentals of property (including both real and personal property) in an amount which, together with capital expenditures, shall in any fiscal year exceeds such sum; provided, however, capital expenditures shall not include expenditures paid prior to the First Amendment Date by Parent’s landlord in an amount not to exceed $1,900,000.

(16)                          Section 10 with respect to notices to the Borrowers is amended and restated in its entirety to read as follows:

Tabula Rasa Healthcare, Inc.

228 Strawbridge Drive

Moorestown, NJ 08057

Attn: Brian Adams, CFO

FAX :(856)273-0254

EMAIL: badams@carekinesis.com

Morgan, Lewis & Bockius

1701 Market Street

Philadelphia, PA 19102-2921

Attn: Jeffrey P. Bodle

FAX: (215) 963-5001

EMAIL: jeffrey.bodle@morganlewis.com

(17)                          Exhibit C and Exhibit D to the Loan and Security Agreement are replaced in their entirety with the Exhibit C and Exhibit D attached hereto.

3.                                      CONSENT. Bank hereby consents to the repayment of approximately $18,000,000 owing to Stephen F. Olds, Fred Smith III, and the Olds Family 2002 Trust, with the proceeds from the Summit Lender Debt; provided such repayment shall occur concurrently with the initial closing of the Summit Lender Debt and Borrowers provide evidence satisfactory to Bank of the same.

4.                                      CONSISTENT CHANGES.  The Loan Documents are each hereby amended wherever necessary to reflect the changes described above.

5.                                      NO DEFENSES OF BORROWER/GENERAL RELEASE.  Each Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under Loan Documents.  Each Borrower and its affiliates (each, a “Releasing Party”) acknowledges that Bank would not enter into this Loan and Security Modification Agreement without Releasing Party’s assurance that it has no claims against Bank or any of Bank’s officers, directors, employees or agents.  Except for the obligations arising hereafter under this Loan and Security Modification Agreement, each Releasing Party releases Bank and each of Bank’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Bank of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan and Security Agreement or the transactions contemplated thereby.  Each Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest.  The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest.  The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Loan and Security Modification Agreement and the other Loan Documents, and/or Bank’s actions to exercise any remedy available under the Loan Documents or otherwise.

6.                                      CONTINUING VALIDITY.  Each Borrower understands and agrees that in modifying the existing Loan Documents, Bank is relying upon Borrowers’ representations, warranties, and agreements, as set forth in the Loan

Documents. Each Borrower represents and warrants that the representations and warranties contained in the Loan and Security Agreement are true and correct as of the date of this Loan and Security Modification Agreement, and that no Event of Default has occurred and is continuing. Except as expressly modified pursuant to this Loan and Security Modification Agreement, the terms of the Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Loan Documents pursuant to this Loan and Security Modification Agreement in no way shall obligate Bank to make any future modifications to the Loan Documents.  Nothing in this Loan and Security Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrowers to retain as liable parties all makers and endorsers of Loan Documents, unless the party is expressly released by Bank in writing.  No maker, endorser, or guarantor will be released by virtue of this Loan and Security Modification Agreement.  The terms of this paragraph apply not only to this Loan and Security Modification Agreement, but also to any subsequent loan and security modification agreements.

7.                                      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; REFERENCE PROVISION.  This Loan and Security Modification Agreement constitutes a “Loan Document” as defined and set forth in the Loan and Security Agreement, and is subject to Sections 11 and 12 of the Loan and Security Agreement, which are incorporated by reference herein.

8.                                      CONDITIONS PRECEDENT.  As a condition to the effectiveness of this Loan and Security Modification Agreement, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)                                 payment of the facility fees due under Section 2.5(a) of the Loan and Security Agreement, as amended herein, less a pro-rated amount of the last facility fee paid by Borrowers prior to the date hereof, plus an amount equal to all Bank Expenses incurred through the date of this Loan and Security Modification Agreement;

(b)                                 corporate resolutions and incumbency certificate for each Borrower;

(c)                                  affirmation(s) of subordination agreement(s), original signatures to which shall be delivered within thirty (30) days of the date hereof;

(d)                                 subordination agreement with AmerisourceBergen Drug Corporation and evidence of the removal of Bellco Drug Corp as a secured creditor of CareKinesis;

(e)                                  payoff letter from Eastward Capital;

(f)                                   intercreditor agreement with ABC Funding, LLC; and

(g)                                  such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[SIGNATURE PAGE FOLLOWS]

9.                                      COUNTERSIGNATURE.  This Loan and Security Modification Agreement shall become effective only when executed by Bank and Borrowers.

BORROWERS:

TABULA RASA HEALTHCARE, INC.

By:	/s/ Brian W. Adams
Name:	Brian W. Adams
Title:	Chief Financial Officer

CAREKINESIS, INC.

By:	/s/ Brian W. Adams
Name:	Brian W. Adams
Title:	Chief Financial Officer

CAREVENTIONS, INC.

By:	/s/ Brian W. Adams
Name:	Brian W. Adams
Title:	Chief Financial Officer

CAPSTONE PERFORMANCE SYSTEMS, LLC

By:	/s/ Brian W. Adams
Name:	Brian W. Adams
Title:	Chief Financial Officer

J. A. ROBERTSON, INC.

By:	/s/ Brian W. Adams
Name:	Brian W. Adams
Title:	Chief Financial Officer

MEDLIANCE LLC

By:	/s/ Brian W. Adams
Name:	Brian W. Adams
Title:	Chief Financial Officer

BANK:

WESTERN ALLIANCE BANK

By:	/s/ Joseph Holmes Dague

Name:	Joseph Holmes Dague

Title:	Vice President

EXHIBIT C

BORROWING BASE CERTIFICATE

BORROWERS: TABULA RASA HEALTHCARE, INC., CAREKINESIS, INC., CAREVENTIONS, INC.,
CAPSTONE PERFORMANCE SYSTEMS, LLC, J. A.  ROBERTSON, INC. and MEDLIANCE LLC

Monthly Recurring Revenue Borrowing Base Calculation			As of Date:
1 *	GAAP Monthly Recurring Revenue recognized during the trailing 3 months (or trailing 4 months through 3/31/17) from Contracts	$
2 *	Average GAAP Monthly Recurring Revenue for the trailing 3 months (or trailing 4 months through 3/31/17) from Contracts (#1 divided by 3 (or divided by 4, through 3/31/17))	$
3	GAAP Monthly Recurring Revenue recognized during the trailing twelve months from Contracts	$
4	Average GAAP Monthly Recurring Revenue for the trailing twelve months from Contracts (#3 divided by 12)	$
5	MRR Retention Rate (lesser of 100% or #2 divided by #4)				%
6.

GAAP Revenue from Contracts during the trailing three month period that are not Eligible Recurring Revenue Contracts (i.e. customer (i) has elected to cancel or not renew its license or maintenance contract, or (ii) ceases conducting business, goes out of business or is insolvent, (iii) has failed to pay more than twenty-five percent (25%) of the average monthly amount due to Borrower under all of its Contracts within ninety (90) days from the invoice date; or (iv) with foreign customers) for such trailing three months

$
7.	Eligible Monthly Recurring Revenue (#1 minus #6)		$
8.	Borrowing Base Amount (#5 x #7)		$
9.	Maximum Loan Amount			$25,000,000
10.	Total Funds Available (Lesser of #5 or #6)		$
11.	Less: Outstanding Advances		$
12.	Less: Outstanding Cash Management Services		$
13.	Less: Outstanding International Sublimit Amounts		$
14.	Available for Drawdown/Need to Pay		$

If line #14 is a negative number, this amount must be remitted to the Bank immediately to bring loan balance into compliance. By signing this form Borrowers authorize the bank to deduct any advance amounts directly from any Borrower’s account(s) at Bridge Bank, National Association in the event there is an overadvance.

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Bridge Bank, National Association.

Date:
Prepared By:

Date:
Bank Reviewed:

EXHIBIT D
COMPLIANCE CERTIFICATE

TO:                                                                           WESTERN ALLIANCE BANK

FROM:                                                       TABULA RASA HEALTHCARE, INC., CAREKINESIS, INC., CAPSTONE PERFORMANCE SYSTEMS, LLC, J. A.  ROBERTSON, INC. CAREVENTIONS, INC., AND MEDLIANCE LLC

The undersigned authorized officer of Tabula Rasa Healthcare, Inc., on behalf of itself and all other Borrowers, hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the “Agreement”), (i) each Borrower is in complete compliance for the period ending                 with all required covenants except as noted below and (ii) all representations and warranties of Borrowers stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
A/R & A/P Agings	Monthly within 30 days	Yes	No
Deferred Revenue Report	Monthly within 30 days	Yes	No
Borrowing Base Certificate	Monthly within 30 days	Yes	No
Monthly financial statements	Monthly within 30 days	Yes	No
Compliance Certificate	Monthly within 30 days	Yes	No
Annual audited financial statements	FYE within 180 days	Yes	No
Annual operating budget, sales projections and operating plans approved by board of directors	Annually no later than 30 days after to the beginning of each fiscal year or Board approval	Yes	No
A/R Audit	Initial and Annual	Yes	No
Deposit balances with Bank	$
Deposit balance outside Bank	$

Financial Covenant	Required	Actual		Complies

Minimum Unrestricted Cash at Bank + Availbility on Revolving Facility	$3,000,000	$		Yes	No
Minimum MRR Retention Rate (Quarterly)	90%		%	Yes	No
Minimum Quarterly EBITDA	$2,000,000	$		Yes	No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,		AUTHORIZED SIGNER

Date:

Verified:
SIGNATURE	AUTHORIZED SIGNER

Date:
TITLE
	Compliance Status	Yes	No

DATE